Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File No. 333-64172 on Form N-1A of our report dated February 14, 2020, relating to the financial statements and financial highlights of InvestEd Aggressive Portfolio, InvestEd Growth Portfolio, InvestEd Balanced Portfolio, InvestEd Conservative Portfolio, InvestEd Income Portfolio, and InvestEd Fixed Income Portfolio, each a series constituting the InvestEd Portfolios, appearing in the Annual Report on Form N-CSR of InvestEd Portfolios for the year ended December 31, 2019, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Policy on Disclosure of Portfolio Holdings (Disclosure Policy)”, “Custodial and Auditing Services”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
August 27, 2020